Exhibit 99.1 - Form 4 Joint Filer Information

                                Exhibit 99.1

                      Form 4 Joint Filer Information


This Form 4 is being jointly filed by each of the following persons pursuant to Instruction 4(b)(5) of Form 4.


Name:                              Allen Tat Yan Huie Charitable Remainder
                                   Trust

Address:                           c/o Kelley Drye & Warren, LLP
                                   101 Park Avenue
                                   New York, NY 10178

Designated Filer:                  Allen Huie

Issuer and Ticker Symbol:          China Renewable Energy Holdings, Inc.

Date of Event Requiring Statement: April 24, 2008


Signature:                         /s/Allen Huie
                                   ----------------------
                                   Allen Huie, Trustee



Name:                              Julie Yim G. Moy, Trustee

Address:                           Allen Tat Yan Huie Charitable Remainder
                                   Trust
                                   c/o Kelley Drye & Warren, LLP
                                   101 Park Avenue
                                   New York, NY 10178

Designated Filer:                  Allen Huie

Issuer and Ticker Symbol:          China Renewable Energy Holdings, Inc.

Date of Event Requiring Statement: April 24, 2008


Signature:                         /s/Julie Yim G. Moy
                                   ----------------------
                                   Julie Yim G. Moy, Trustee